Exhibit 10.1

July 2, 2024

PERSONAL & CONFIDENTIAL
John J. Park

Dear John:

This letter, including Exhibit A attached hereto, sets forth our mutual understanding and agreement concerning your transition and separation from employment with W. P. Carey Inc. and its affiliates (the “Company”).

1.            You and the Company have mutually agreed that your last day of employment with the Company shall be the close of business on February 28, 2025 (the “Separation Date”). From the date of this letter agreement through September 30, 2024, you will retain your current title of “President” and you will continue performing your current duties in good faith, including transitioning your work. From October 1, 2024 through February 28, 2025 (the “Senior Advisor Period”), you will continue to be employed by the Company and receive your current base salary and benefits. During the Senior Advisor Period, your title will be “Senior Advisor” and you will remain available to the Company (by telephone, email, or in-person, as the Company may reasonably request) to assist with matters arising out of your employment with the Company or any other relationship with the Company, including to assist with an orderly transition of any of your responsibilities or projects, whether such matters are business-related, legal, or otherwise. You agree and acknowledge that your employment with the Company is and remains at-will through the Separation Date. At the next regular payroll date following the Separation Date, the Company will pay you for any earned but unpaid base salary. You will continue to be eligible to receive a bonus for the 2024 calendar year, but you will not be eligible to receive a 2025 bonus or any grant of new equity in 2025. No later than one week following the Separation Date you will return to the Company all Company property (including work-issued devices) and documents in your possession. You agree to execute any documents necessary to effectuate your resignations from all officer or other positions that you hold with the Company, including each of its subsidiaries and affiliates, as the Company shall reasonably request to evidence any such resignation.

2.            The Company agrees that (i) all time-vesting restricted stock units and (ii) all performance share units previously granted to you that remain outstanding and unvested as of the Separation Date shall be payable to you as though you continued in employment through the date such units would otherwise have become vested in accordance with their terms. For the avoidance of doubt, this means that, (x) in respect of your outstanding performance share units, you will receive payment, if any, equal to the full amount that would otherwise have been paid to you at the end of the applicable three-year performance cycle based on the actual performance during such period had you remained employed until the end of such period and (y) in respect of your outstanding restricted stock units, such units will vest and the shares underlying such vested restricted stock units will be delivered to you in accordance with the applicable governing documents, regardless of the Separation Date. The vesting terms set forth in this paragraph 2 are contingent upon your (a) remaining employed through the Separation Date, (b) executing, delivering, not revoking, and complying to the Company’s satisfaction with all of the terms of this letter agreement, (c) executing and delivering the release attached hereto as Exhibit A on or within seven (7) days after the Separation Date, and (d) not revoking such release in accordance with its terms following its execution and delivery.

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

3.            Provided that (a) you timely sign, deliver, and comply with all terms of this letter agreement and do not revoke this letter agreement, (b) you sign, deliver and comply with all the terms of the general release in the form attached hereto as Exhibit A on or within seven (7) days after the Separation Date and do not revoke such general release, and (c) you properly and timely elect to continue your existing medical and dental insurance coverage in accordance with the continuation requirements of COBRA, the Company will pay directly to the insurance carrier 100% of the cost to you of the premium for such coverage for a period of thirty-six (36) months following the Separation Date or until you qualify for any other company-sponsored medical/dental plans through a subsequent employer, whichever occurs sooner. You agree to keep the Company informed as to your eligibility for benefits from a subsequent employer. Notwithstanding the foregoing, in the event that the COBRA-reimbursement benefits under this paragraph 3 would violate or otherwise fail to comply with any new law, rule or regulation, or as a result of any change in law, rule or regulation, the cost to the Company of providing you such benefits (including for this purpose, any excise tax imposed on the Company as a result of providing such benefits to you) should exceed the cost to the Company of providing an active employee of the Company with comparable benefits, the Company shall not be obligated to continue to provide you such benefits.

4.            Notwithstanding anything in this letter agreement to the contrary, nothing in this letter agreement (including, without limitation, the non-disparagement provisions in paragraph 5, the release provisions in paragraph 6, and the mandatory arbitration provisions in paragraph 9): (a) prohibits you from voluntarily communicating with, or providing information to, any government agency or other regulator that is responsible for enforcing a law on behalf of the government regarding conduct or action undertaken or omitted to be taken by the Company or any of its affiliates that you reasonably believe is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company or any of its affiliates; (b) prohibits you from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company or any of its affiliates by any such government agency or other regulator; or (c) requires you to obtain the approval of, or give notice to, the Company or any of its employees or representatives to take any action permitted under clauses (a) or (b). Additionally, notwithstanding anything in this letter agreement to the contrary, your obligations set forth in this letter agreement shall not be interpreted or applied in a manner that would conflict with your rights, if any, under the National Labor Relations Act.

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

5.            Except as permitted pursuant to paragraph 4, you agree not to make any statement (and not to cause any other person to make any statement), whether written or oral, which criticizes or is disparaging of the Company or which is intended to or could reasonably be expected to damage the business or reputation of the Company or any of its affiliates, officers, directors or employees. The Company agrees that it shall not instruct or authorize, where it has prior knowledge of it, any person to make any statement, whether written or oral, which criticizes or disparages you or which is intended to or could reasonably be expected to damage your reputation. Nothing in this paragraph 5 or this letter agreement shall be interpreted, however, to preclude you or the Company from making truthful statements to the extent required by applicable law or regulation, in connection with any proceeding (regardless of whether between you and the Company) or in the course of any regulatory or administrative inquiry, review or investigation.

6.            Subject to paragraph 4, you hereby fully and generally release, discharge and covenant not to sue the Company, each of its current and former parents, subsidiaries, affiliates, predecessors and successors, and each of the foregoing entities’ respective current and former officers, directors, shareholders, employees and representatives acting in their capacity as employees or representatives (the “Company Releasees”) with respect to any and all claims, demands, costs, rights, causes of action, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, which you may have at the date you execute this letter agreement or had at any time prior thereto, including, but not limited to, any and all claims which may in any way arise out of or under, be connected with or relate to your employment at the Company, your activities at the Company, your separation from employment at the Company, or the conduct of any of the foregoing Company Releasees.

Without limiting the generality of the foregoing, you expressly agree and acknowledge that this release and covenant not to sue includes, but is not limited to, any claim (a ) based on any federal, state or local statute, including, but not limited to, any statute relating to employment, medical leave, retirement or disability, age, sex, pregnancy, race, national origin, sexual orientation or other form of discrimination, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the New York State Human Rights Law; the New York City Human Rights Law; (b ) for wrongful or retaliatory termination of any kind; (c ) for fraud or fraud in the inducement; (d) for negligent misrepresentation; (e ) relating to any implied or express contract, promise or agreement (whether oral or written); (f ) for intentional or negligent infliction of emotional distress or harm, defamation or any other tort; (g ) for additional compensation, severance pay or benefits of any kind; (h ) for breach of fiduciary duty; (i) for attorneys’ fees or costs; or (j ) for promissory estoppel (collectively, the “Released Claims”).

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

Notwithstanding the foregoing, any Released Claims shall not include any rights or claims that cannot be waived by law, including, but not limited to, the rights to file a discrimination charge with an administrative agency, participate in any federal, state or local agency investigation or to receive an award from any law enforcement or regulatory agency that provides awards for providing information relating to a potential violation of law; you do, however, agree to waive any right to recover money in connection with any such discrimination charge or discrimination-related investigation. For the avoidance of doubt, nothing in this letter agreement limits your right to receive an award from any law enforcement or regulatory agency that provides awards for providing information relating to a potential violation of law.

7.            You hereby agree, acknowledge and affirm each of the following: (a) that you fully understand the terms and conditions stated in this letter agreement, and are executing this letter agreement with the intent to be legally bound thereby; (b) that you have been encouraged by representatives of the Company to have this letter agreement reviewed by legal counsel of your own choosing and that you have been given ample time to do so prior to signing it; (c) that you have had the opportunity to negotiate concerning the terms of the letter agreement; (d) that you knowingly and voluntarily waive your rights to consider this letter agreement for a full twenty-one (21) days; (e) that this letter agreement specifically applies to any rights or claims you may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended (“ADEA”); (f) that notwithstanding anything in this letter agreement to the contrary, this letter agreement does not purport to waive rights or claims arising under ADEA that may arise from acts or events occurring after the date that this letter agreement is signed by you; and (g) that you have the right to revoke this letter agreement within seven (7) days following the date you execute this letter agreement. Any revocation of this letter agreement must be in writing and received by the Company by the close of business on the seventh (7th) day following your execution of this letter agreement and shall be delivered to Stacey L. Lamendola, (slamendola@wpcarey.com) W. P. Carey Inc., One Manhattan West, 395 9th Ave., New York, NY 10001. Upon any revocation in accordance herewith, this letter agreement will be rendered void and without effect and you shall not be entitled to the separation benefits hereunder.

8.            During the period of your continued employment with the Company and for a period of two (2) years following any termination thereof, you shall not assist or encourage any other person to: (i) employ, hire, engage or be associated (as a shareholder, partner, employee, consultant or in a similar capacity) with any employee or other person connected with the Company; (ii) induce any employee to leave the employ of the Company or any of its affiliates; (iii) solicit the employment, of any employees on your own behalf or on behalf of any other business enterprise; or (iv) otherwise interfere with the relationship of the Company or its affiliates with any person who is or was employed during your employment.

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

9.            This letter agreement shall be construed in accordance with the laws of the State of New York, without reference to its choice of law principles that would apply the law of any other jurisdiction. Except as provided in paragraph 4, any controversy or claim arising out of or under or relating to this letter agreement or the breach or alleged breach thereof, and any other claim which may in any way arise out of or under, be connected with or relate to your employment at the Company, your activities at the Company, or your separation from employment at the Company, shall, to the fullest extent permitted by law, be asserted and resolved solely by binding, confidential arbitration before a sole arbitrator in New York, New York, administered by the American Arbitration Association under its Employment Arbitration Rules and Mediation Procedures. Judgment on the award may be entered in any court having jurisdiction. Notwithstanding the foregoing, nothing herein shall prevent any party from seeking injunctive relief in court or arbitration to prevent irreparable harm pending conclusion of any arbitration proceeding. With respect to such injunctive relief in court, you and the Company do hereby irrevocably submit to the sole jurisdiction of state and federal courts within New York State and waive any objections and defenses based upon forum, venue, or personal or subject matter jurisdiction as they may relate to an application for such relief.

10.          This letter agreement represents the entire agreement between the parties as to the subject matters herein and supersedes all prior and contemporaneous understandings and agreements with respect thereto.

11.          This letter agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, administrators, beneficiaries, representatives, executors, successors and assigns. This letter agreement may not be amended except by a writing signed by both parties. You agree and acknowledge that the benefits contained herein exceed, and are in full and final satisfaction of, any other benefits or consideration to which you may be entitled from the Company, any of its parents, subsidiaries, affiliates, predecessors or successors and any officers, directors, shareholders, employees or representatives of the foregoing.

12.          Waiver by a party of any breach of any provision of this letter agreement by the other party shall not operate nor be construed as a waiver of any subsequent or other breach. No provision or breach of this letter agreement may be waived except by a written instrument signed by the party waiving such provision or breach, which states that such party is waiving such provision or breach. If any provision of this letter agreement is held to be illegal, void or unenforceable, such provision shall be of no force or effect. However, the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this letter agreement.

13.          This letter agreement may be executed in counterparts (including via facsimile or .pdf file), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

If this letter completely and accurately reflects the agreement between you and the Company, please sign, date and return this letter to Stacey L. Lamendola, (slamendola@wpcarey.com) W. P. Carey Inc., One Manhattan West, 395 9th Ave., New York, NY 10001.

The offer embodied in this letter will be formally withdrawn if you do not accept it by signing this letter and returning it to Stacey L. Lamendola no later than July 23, 2024.

Very truly yours,

/s/ Jason Fox
Jason Fox

Accepted and Agreed to:

/s/ John J. Park
John J. Park

Dated: July 9, 2024

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

Exhibit A

GENERAL RELEASE OF CLAIMS

WHEREAS, I, John Park, have separated from employment with W. P. Carey Inc. (together with its affiliates, the “Company”); and

WHEREAS, pursuant to that certain letter agreement entered into between myself and the Company (the “Letter Agreement”), the Company has agreed to provide me with certain post-employment benefits to which I would not have otherwise been entitled, contingent on my signing this General Release of Claims (this “Release”);

NOW, THEREFORE, in consideration of the promises made by the Company in the Letter Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree as follows:

1.       Subject to paragraph 2, I hereby fully and generally release, discharge and covenant not to sue the Company, each of its current and former parents, subsidiaries, affiliates, predecessors and successors, and each of the foregoing entities’ respective current and former officers, directors, shareholders, employees and representatives acting in their capacity as employees or representatives (the “Company Releasees”) with respect to any and all claims, demands, costs, rights, causes of action, complaints, losses, damages and all liability of whatever kind and nature, whether known or unknown, which I may have at the date I execute this Release or had at any time prior thereto, including, but not limited to, any and all claims which may in any way arise out of or under, be connected with or relate to my employment at the Company, my activities at the Company, my separation from employment at the Company, or the conduct of any of the foregoing Company Releasees.

Without limiting the generality of the foregoing, I expressly agree and acknowledge that this release and covenant not to sue includes, but is not limited to, any claim (a ) based on any federal, state or local statute, including, but not limited to, any statute relating to employment, medical leave, retirement or disability, age, sex, pregnancy, race, national origin, sexual orientation or other form of discrimination, including, but not limited to, all claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Civil Rights Act of 1991, the Equal Pay Act, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, the New York State Human Rights Law; the New York City Human Rights Law; (b ) for wrongful or retaliatory termination of any kind; (c ) for fraud or fraud in the inducement; (d ) for negligent misrepresentation; (e ) relating to any implied or express contract, promise or agreement (whether oral or written); (f ) for intentional or negligent infliction of emotional distress or harm, defamation or any other tort; (g ) for additional compensation, severance pay or benefits of any kind; (h ) for breach of fiduciary duty; (i) for attorneys’ fees or costs; or (j ) for promissory estoppel (collectively, the “Released Claims”).

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

Notwithstanding the foregoing, any Released Claims shall not include any rights or claims that cannot be waived by law, including, but not limited to, the rights to file a discrimination charge with an administrative agency, participate in any federal, state or local agency investigation or to receive an award from any law enforcement or regulatory agency that provides awards for providing information relating to a potential violation of law; I do, however, agree to waive any right to recover money in connection with any such discrimination charge or discrimination-related investigation. For the avoidance of doubt, nothing in this Release limits my right to receive an award from any law enforcement or regulatory agency that provides awards for providing information relating to a potential violation of law.

2.       Notwithstanding anything in this Release to the contrary, nothing in this Release (including, without limitation, the release provisions in paragraph 1): (a) prohibits me from voluntarily communicating with, or providing information to, any government agency or other regulator that is responsible for enforcing a law on behalf of the government regarding conduct or action undertaken or omitted to be taken by the Company or any of its affiliates that I reasonably believe is illegal or in material non-compliance with any financial disclosure or other regulatory requirement applicable to the Company or any of its affiliates; (b) prohibits me from providing truthful testimony or accurate information in connection with any investigation being conducted into the business or operations of the Company or any of its affiliates by any such government agency or other regulator; or (c) requires me to obtain the approval of, or give notice to, the Company or any of its employees or representatives to take any action permitted under clauses (a) or (b). Additionally, notwithstanding anything in this Release to the contrary, my obligations set forth in this Release shall not be interpreted or applied in a manner that would conflict with my rights, if any, under the National Labor Relations Act.

3.       I hereby agree, acknowledge and affirm each of the following: (a) that I fully understand the terms and conditions stated in this Release, and are executing this Release with the intent to be legally bound thereby; (b) that I have been encouraged by representatives of the Company to have this Release reviewed by legal counsel of my own choosing and that I have been given ample time to do so prior to signing it; (c) that I have had the opportunity to negotiate concerning the terms of this Release; (d) that I knowingly and voluntarily waive my rights to consider this Release for a full twenty-one (21) days; (e) that this Release specifically applies to any rights or claims I may have against the Company or any party released herein under the federal Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621 et seq., as amended (“ADEA”); (f) that notwithstanding anything in this Release to the contrary, this Release does not purport to waive rights or claims arising under ADEA that may arise from acts or events occurring after the date that this Release is signed by me; and (g) that I have the right to revoke this Release within seven (7) days following the date I execute this Release. Any revocation of this Release must be in writing and received by the Company by the close of business on the seventh (7th) day following my execution of this Release and shall be delivered to Stacey L. Lamendola, (slamendola@wpcarey.com) W. P. Carey Inc., One Manhattan West, 395 9th Ave., New York, NY 10001. Upon any revocation in accordance herewith, this Release will be rendered void and without effect and I shall not be entitled to the separation benefits under the Letter Agreement.

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com

Accepted and Agreed to:

John J. Park

Dated: __________ ___, 2025

[Signature Page to General Release of Claims]

W. P. Carey Inc.

One Manhattan West | 395 9th Avenue, 58th Floor | New York, NY 10001 | P: 212-492-1100 | F: 212-492-8922 | wpcarey.com